Registration No. 333-152542

As filed with the Securities and Exchange Commission on August 1, 2019
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _______________________
FORM S-8
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
UNIVEST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	23-1886144
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)
14 North Main Street
Souderton, Pennsylvania 18964
(Address of Principal Executive Offices)

Univest Financial Corporation Deferred Salary Savings Plan
(Full title of the plan)

Copies to:

Jeffrey M. Schweitzer	Scott A. Brown, Esquire
President and Chief Executive Officer	Luse Gorman, PC
Univest Financial Corporation	5335 Wisconsin Ave., N.W., Suite 780
14 North Main Street	Washington, DC 20015-2035
Souderton, Pennsylvania 18964	(202) 274-2000
(215) 721-2400
(Name, address and telephone
number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Form S-8 Registration Statement relates to the Registration Statement on Form S-8 filed on July 25, 2008 (File No. 333-152542) (the “Registration Statement”) and is being filed for the sole purpose of removing from registration any unsold shares of common stock of Univest Financial Corporation (the “Registrant”), including any related plan interests previously registered under the Registration Statement and that may have been acquired by the Registrant’s employees pursuant to purchases of common stock under the Univest Financial Corporation Deferred Salary Savings Plan (the “Plan”).

On June 20, 2019, the Plan was amended to provide that, effective as of August 1, 2019, Plan contributions may no longer be invested in the Univest Financial Corporation Stock Fund (the “Stock Fund”); however contributions previously invested in the Stock Fund may continue to be held in the Stock Fund. Thus, the Stock Fund has been frozen to new investments as of that date. As a result, no more shares of common stock have been offered or sold under the Plan since such date.

In accordance with the undertakings made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Registrant hereby removes from registration all of such securities registered with respect to the Plan, which remain unsold and unissued under the Registration Statement in connection therewith as of the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Souderton, Commonwealth of Pennsylvania, on this 1st day of August, 2019.

Univest Financial Corporation

By:	/s/ Jeffrey M. Schweitzer
Name:	Jeffrey M. Schweitzer
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ JEFFREY M. SCHWEITZER Jeffrey M. Schweitzer	President, Chief Executive Officer and Director (Principal Executive Officer)	August 1, 2019

/s/ BRIAN J. RICHARDSON Brian J. Richardson	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 1, 2019

/s/ WILLIAM S. AICHELE William S. Aichele	Chairman of the Board of Directors	August 1, 2019

/s/ ROGER H. BALLOU Roger H. Ballou	Director	August 1, 2019

/s/ TODD S. BENNING Todd S. Benning	Director	August 1, 2019

/s/ GLENN E. MOYER Glenn E. Moyer	Director	August 1, 2019

/s/ K. LEON MOYER K. Leon Moyer	Director	August 1, 2019

/s/ NATALYE PAQUIN Natalye Paquin	Director	August 1, 2019

/s/ THOMAS M. PETRO Thomas M. Petro	Director	August 1, 2019

/s/ MICHAEL L. TURNER Michael L. Turner	Director	August 1, 2019

/s/ ROBERT C. WONDERLING Robert C. Wonderling	Director	August 1, 2019

/s/ CHARLES H. ZIMMERMAN III Charles H. Zimmerman III	Director	August 1, 2019